Exhibit 99.1

RumbleOn Reports Fourth Quarter and Full Year 2024 Financial Results

IRVING, Texas – March 11, 2025 – RumbleOn, Inc. (NASDAQ: RMBL), ("RumbleOn" or "the Company"), today announced financial results for its fourth quarter and full year ended December 31, 2024.

Key Fourth Quarter 2024 Highlights (Compared to Fourth Quarter 2023):
•Revenue of $269.6 million decreased 13.4%
•Net loss totaled $56.4 million compared to net loss of $168.5 million, including intangible asset impairment charges of $39.3 million in 2024 and $60.1 million in 2023. Net loss in 2023 also included an increase in the deferred tax valuation allowance that resulted in income tax expense of $59.3 million being recorded on a loss.
•Selling, general & administrative expense (SG&A) was $64.2 million compared to $81.7 million
•Adjusted EBITDA(1) of $2.2 million compared to a loss of $0.3 million

Key Full Year 2024 Highlights (Compared to Full Year 2023)
•Revenue of $1,209.2 million decreased 11.5%
•Net loss totaled $78.6 million compared to net loss of $215.5 million
•Selling, general & administrative expense (SG&A) was $275.4 million compared to $347.3 million
•Adjusted EBITDA(1) of $32.9 million decreased 12.0%

Other Highlights:
•Fully repaid $38.8 million of 6.75% convertible senior notes upon maturity in January 2025
•Raised $10 million in a rights offering
•Completed a sale-leaseback for a dealership property with gross proceeds of $4.0 million
•Entered into a new $16.0 million floor plan line for pre-owned inventory with a related party
•Reduced inventories by $106.9 million and floor plan notes payable by $81.4 million during the year
•Operating cash inflows for 2024 totaled $99.4 million compared to cash outflows of $38.9 million in 2023
•Reduced Non-Vehicle Net Debt(1) in 2024 by $60.8 million to $182.1 million

"Despite the macroeconomic challenges of 2024, we remained focused on disciplined execution, operational efficiency, and building a strong foundation for long-term value creation. While our powersports segment faced headwinds, we exceeded our goal of reducing new inventory levels and generated positive free cash flow for the year. I’m incredibly proud of our front-line store operations team for delivering exceptional performance in a tough environment. There’s more work ahead to strengthen profitability in 2025, but with the right inventory mix and a well-developed plan, we’re confident we can deliver sustained, improved results,” stated Michael Quartieri, RumbleOn’s Chairman and Chief Executive Officer.

Fourth Quarter 2024 Results

	Fourth Quarter
($ in millions except units)	2024	2023	YOY Change
Revenue	$269.6	$311.2	(13.4)%
Gross Profit	$67.5	$71.2	(5.2)%
SG&A	$64.2	$81.7	(21.4)%
Adjusted SG&A(1)	$62.3	$80.8	(22.9)%
Operating Loss	$(40.6)	$(75.4)	46.2%
Net Loss	$(56.4)	$(168.5)	66.5%
Adjusted EBITDA(1)	$2.2	$(0.3)	NM

	Fourth Quarter
($ in millions except units)	2024	2023	YOY Change
Unit Retail Sales:
New Powersports	10,217	11,293	(9.5)%
Pre-owned Powersports	3,925	4,303	(8.8)%

	Full Year
($ in millions except units)	2024	2023	YOY Change
Revenue	$1,209.2	$1,366.4	(11.5)%
Gross Profit	$314.3	$359.9	(12.7)%
SG&A	$275.4	$347.3	(20.7)%
Adjusted SG&A(1)	$270.0	$333.1	(18.9)%
Operating Loss	$(14.7)	$(69.5)	78.8%
Net Loss	$(78.6)	$(215.5)	63.5%
Adjusted EBITDA(1)	$32.9	$37.4	(12.0)%

Unit Retail Sales:
New Powersports	42,464	45,706	(7.1)%
Pre-owned Powersports	22,524	26,956	(16.4)%

	Full Year
($ in millions)	2024	2023	YOY Change
Operating Cash Flow	$99.4	$(38.9)	355.5%
Capital Expenditures	$(2.0)	$(13.7)	85.4%
Free Cash Flow(1)	$97.4	$(52.6)	285.2%
	Dec. 31,	Dec. 31,
	2024	2023	Change
Cash (unrestricted)	$85.3	$58.9	44.8%
Long-term Debt, including Current Maturities	$251.1	$274.3	(8.5)%
Non-Vehicle Debt(1)	$267.4	$301.8	(11.4)%
Non-Vehicle Net Debt(1)	$182.1	$242.9	(25.0)%
(1) Adjusted SG&A, EBITDA, Adjusted EBITDA, Free Cash Flow, and Non-Vehicle Net Debt are non-GAAP measures. Reconciliations of GAAP to non-GAAP financial measures are provided in accompanying financial schedules.
NM = Not meaningful.

Fourth Quarter 2024 — Segment Results

Powersports Segment

	Fourth Quarter
$ in millions, except per unit	2024	2023	YOY Change
Unit Sales (#)
Retail
New	10,217	11,293	(9.5)%
Pre-owned	3,925	4,303	(8.8)%
Total retail	14,142	15,596	(9.3)%
Pre-owned wholesale	1,206	1,995	(39.5)%
Total Powersports Unit Sales	15,348	17,591	(12.8)%

Revenue
New	$138.5	$157.0	(11.8)%
Pre-owned	47.9	56.3	(14.9)%
Finance & Insurance, net	22.6	27.3	(17.2)%
Parts, Services, and Accessories	47.2	57.6	(18.1)%
Total Powersports Revenue	$256.2	$298.2	(14.1)%

Gross Profit
New	$15.0	$20.7	(27.5)%
Pre-owned	4.7	(5.8)	181.0%
Finance & Insurance, net	22.6	27.3	(17.2)%
Parts, Services, and Accessories	22.0	25.6	(14.1)%
Total Powersports Gross Profit	$64.3	$67.8	(5.2)%
Powersports GPU(1)	$4,547	$4,350	4.5%
(1) Calculated as total powersports gross profit divided by total retail units sold.
Vehicle Transportation Services Segment

	Fourth Quarter
($ in millions)	2024	2023	Change
Vehicles Transported (#)	22,212	21,599	2.8%
Vehicle Transportation Services Revenue	$13.4	$13.0	3.1%
Vehicle Transportation Services Gross Profit	$3.3	$3.4	(2.9)%

Balance Sheet, Liquidity and Cash Flow

The Company generated $99.4 million in operating cash flow during 2024, ending the year with $85.3 million in unrestricted cash and $146.2 million of availability under its powersports floor plan lines of credit. During the year, the Company reduced inventory $106.9 million and amounts payable under floor plans by $81.4 million. The Company also repaid principal debt amounts of $36.0 million during 2024. In addition, the Company generated $9.8 million of cash through the issuance of 2.4 million shares of common stock through its rights offering in December 2024. In January 2025, the Company repaid its $38.8 million principal amount and the accrued interest of its 6.75% convertible senior notes at their maturity.

Investor Conference Call
RumbleOn's management will host a conference call to discuss these results on March 11, 2025 at 7:00 a.m. Central Time (8:00 a.m. Eastern Time). To access the conference call, United States callers may dial

1-844-825-9789 (1-412-317-5180 for callers outside of the United States) and enter conference ID 10196311. A live and archived webcast will be accessible from RumbleOn's Investor Relations website at https://investors.rumbleon.com.

About RumbleOn
RumbleOn, Inc. (NASDAQ: RMBL), operates through two operating segments: our Powersports dealership group and Wholesale Express, LLC, an asset-light transportation services provider focused on the automotive industry. We believe our Powersports group is the largest powersports retail group in the United States, offering over hundreds of powersports franchises representing different brands of products. Our Powersports group sells a wide selection of new and pre-owned products, including parts, apparel, accessories, finance & insurance products and services, and aftermarket products. We are one of the largest purchasers of pre-owned powersports vehicles in the United States and utilize RideNow's Cash Offer to acquire vehicles directly from consumers.
For more information on RumbleOn, please visit rumbleon.com.

Forward-Looking Statements
This press release contains "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995, which statements may be identified by words such as "expects," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed under the heading "Forward-Looking Statements" and "Risk Factors" in the Company's SEC filings, as may be updated and amended from time to time. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:
investors@rumbleon.com

Non-GAAP Measures
To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Free Cash Flow, Non-Vehicle Net Debt, and Adjusted SG&A (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the measures used by other companies.

RumbleOn, Inc.
Consolidated Statements of Operations
(in millions, except per share amounts)

	Fourth Quarter			Full Year
	2024	2023		2024	2023
Revenue:
Powersports vehicles	$186.4	$213.3		$842.6	$951.4
Parts, service and accessories	47.2	57.6		206.2	241.8
Finance and insurance, net	22.6	27.3		102.4	117.0
Vehicle transportation services	13.4	13.0		58.0	56.2
Total revenue	269.6	311.2		1,209.2	1,366.4
Cost of revenue:
Powersports vehicles	166.8	198.4		738.6	832.5
Parts, service and accessories	25.2	32.0		111.7	131.5
Vehicle transportation services	10.1	9.6		44.6	42.5
Total cost of revenue	202.1	240.0		894.9	1,006.5
Gross profit	67.5	71.2		314.3	359.9
Selling, general and administrative	64.2	81.7	(1)	275.4	347.3
Impairment of goodwill and franchise rights	39.3	60.1		39.3	60.1
Depreciation and amortization	4.6	4.8		14.3	22.0
Operating loss	(40.6)	(75.4)		(14.7)	(69.5)
Other expense:
Floor plan interest expense	(3.3)	(3.4)		(16.0)	(13.2)
Other interest expense, net	(11.9)	(18.0)		(48.1)	(64.0)
Other expense	(0.4)	(2.6)	(1)	—	(8.4)
Total other expense	(15.6)	(24.0)		(64.1)	(85.6)
Loss from continuing operations before income taxes	(56.2)	(99.4)		(78.8)	(155.1)
Income tax provision (benefit)	0.2	69.0		(0.2)	59.3
Loss from continuing operations	$(56.4)	$(168.4)		$(78.6)	$(214.4)
Loss from discontinued operations	—	(0.1)		—	(1.1)
Net loss	$(56.4)	$(168.5)		$(78.6)	$(215.5)

Weighted average shares-basic and diluted	35.7	21.6		35.4	17.7
Loss from continuing operations per share - basic and diluted	$(1.58)	$(7.81)		$(2.22)	$(12.08)
Net loss per share - basic and diluted	$(1.58)	$(7.81)		$(2.22)	$(12.15)
Common shares outstanding, net of treasury stock, at period end	37.7	35.1		37.7	35.1

(1) Includes a $6.0 million reclassification for comparability with the year-end 2023 presentation of the loss on RumbleOn Finance customer loan portfolio.

RumbleOn, Inc.
Consolidated Balance Sheets
 ($ in millions)

	December 31,
	2024	2023
ASSETS
Current assets:
Cash	$85.3	$58.9
Restricted cash	11.4	18.1
Accounts receivable, net	30.5	50.3
Inventory	240.6	347.5
Prepaid expense and other current assets	3.6	6.0
Total current assets	371.4	480.8
Property and equipment, net	63.5	76.8
Right-of-use assets	157.1	163.9
Franchise rights and other intangible assets	161.9	203.3
Other assets	1.3	1.5
Total assets	$755.2	$926.3
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other current liabilities	$75.4	$68.1
Vehicle floor plan notes payable	209.9	291.3
Current portion of long-term debt	39.1	35.6
Total current liabilities	324.4	395.0
Long-term liabilities:
Long-term debt	212.0	238.7
Operating lease liabilities	129.8	134.1
Other long-term liabilities, including finance lease obligation	52.3	52.9
Total long-term liabilities	394.1	425.7
Total liabilities	718.5	820.7
Commitments and contingencies
Stockholders’ equity:
Additional paid-in capital	700.9	701.0
Accumulated deficit	(659.9)	(591.1)
Treasury stock	(4.3)	(4.3)
Total stockholders’ equity	36.7	105.6
Total liabilities and stockholders’ equity	$755.2	$926.3

RumbleOn, Inc.
Consolidated Statements of Cash Flows
($ in millions)

	Full Year
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(78.6)	$(215.5)
Loss from discontinued operations	—	(1.1)
Loss from continuing operations	(78.6)	(214.4)
Adjustments to reconcile loss from continuing operations to net cash provided by operating activities:
Depreciation and amortization	14.3	22.0
Amortization of debt issuance costs	9.2	10.4
Inventory write-down	—	12.6
Stock-based compensation	4.6	12.0
Loss on sale of property in sale-leaseback transaction	0.5	—
Impairment on intangible assets	39.3	60.1
Deferred taxes	(0.4)	58.5
Gain on partial termination of warehouse lease	(0.9)	—
Interest paid-in-kind capitalized to debt principal	1.5	—
Valuation allowance and loss on sale of loans receivable portfolio	—	7.6
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	19.8	3.9
Inventory	107.9	(31.7)
Prepaid expenses and other assets	2.2	1.7
Accounts payable and accrued liabilities	6.2	(4.4)
Other liabilities	3.1	(3.7)
Floor plan trade note borrowings	(29.3)	26.5
Net cash provided by (used in) operating activities	99.4	(38.9)
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions, net of cash received	(0.7)	(3.3)
Proceeds from sale of property	4.0	—
Purchase of property and equipment	(2.0)	(13.7)
Technology development	(0.4)	(2.1)
Net cash provided by (used in) investing activities	0.9	(19.1)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of debt	(36.0)	(111.7)
Increase (decrease) in borrowings from non-trade floor plans	(53.0)	42.5
Proceeds from sale-leaseback transaction	—	50.0
Proceeds from rights offering	9.8	98.4
Other	(1.4)	(1.0)
Net cash provided by (used in) financing activities	(80.6)	78.2
Net cash used in discontinued operations	—	(1.8)
NET CHANGE IN CASH AND RESTRICTED CASH	19.7	18.4
Cash and restricted cash at beginning of period	77.0	58.6
Cash and restricted cash at end of period	$96.7	$77.0

RumbleOn, Inc.
Non-GAAP Measures
(Unaudited)
($ in millions)

EBITDA and Adjusted EBITDA

We define EBITDA as net loss adjusted to add back interest expense, income taxes, depreciation and amortization and discontinued operations. Adjusted EBITDA further adds back non-cash stock-based compensation costs, transaction costs, certain litigation expenses not associated with our ongoing operations, charges related to the 2023 proxy contest and reorganization of our Board of Directors, impairment charges, and other non-recurring costs and credits, as these recoveries, charges and expenses are not considered a part of our core business operations and are not necessarily an indicator of ongoing, future company performance. Adjusted EBITDA is reduced by floor plan interest expense. Our industry typically treats interest expense on vehicle floor plan debt as operating expense. Vehicle floor plan debt is integral to our operations and is collateralized by our powersports vehicles.

Adjusted EBITDA is one of the primary metrics we use to evaluate the financial performance of our business. We present Adjusted EBITDA because we believe it is helpful in highlighting trends in our operating results and it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry.

A reconciliation of net loss to EBITDA and Adjusted EBITDA is provided below:

	Fourth Quarter		Full Year
	2024	2023	2024	2023
Net loss (GAAP)	$(56.4)	$(168.5)	$(78.6)	$(215.5)
Loss from discontinued operations	—	(0.1)	—	(1.1)
Loss from continuing operations	(56.4)	(168.4)	(78.6)	(214.4)
Add back:
Floor plan interest expense	3.3	3.4	16.0	13.2
Other interest expense	11.9	18.0	48.1	64.0
Depreciation and amortization	4.6	4.8	14.3	22.0
Income tax benefit	0.2	69.0	(0.2)	59.3
EBITDA (non-GAAP)	(36.4)	(73.2)	(0.4)	(55.9)
Adjustments:
Floor plan interest expense	(3.3)	(3.4)	(16.0)	(13.2)
Stock-based compensation	0.7	1.1	4.6	12.0
Lease expense associated with favorable related party leases in excess of contractual lease payments	0.3	0.3	1.1	1.1
Other non-recurring costs(1)	1.6	0.6	4.2	2.7
Personnel restructuring costs(2)	—	—	0.1	5.3
Proxy contest and Board reorganization charges	—	—	—	5.1
Loss associated with ROF loan receivables(3)	—	1.6	—	7.6
Pre-owned vehicle inventory valuation adjustment	—	12.6	—	12.6
Impairment of goodwill and franchise rights	39.3	60.1	39.3	60.1
Adjusted EBITDA (non-GAAP)	$2.2	$(0.3)	$32.9	$37.4

(1) Other non-recurring costs, which include one-time expenses incurred. For 2024 period, this was primarily costs for litigation not part of normal, ongoing operations and a canceled service contract. For 2023 period, this was comprised primarily of integration costs and professional fees associated with acquisitions and a death benefit to the estate of a former Company officer and director.
(2) Amount in 2023 is primarily comprised of expenses associated with the separation of a former officer of the Company.
(3) Loss associated with the fair value of the RumbleOn Finance loan receivables portfolio, which was sold during the fourth quarter of 2023.

RumbleOn, Inc.
Non-GAAP Measures
(Unaudited)
($ in millions)

Free Cash Flow

We define Free Cash Flow as cash flows from operating activities less capital expenditures of property and equipment (not including acquisitions). We utilize Free Cash Flow when assessing the Company's sources of liquidity and capital resources. We believe that Free Cash Flow is helpful in understanding the Company's capital requirements and provides an additional means to reflect the cash flow trends in the Company's business. We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

A reconciliation of cash flows from operating activities to Free Cash Flow is provided below:

	Full Year
	2024	2023
Cash flows from operating activities (GAAP)	$99.4	$(38.9)
Less:
Capital expenditures	(2.0)	(13.7)
Free Cash Flow (non-GAAP)	$97.4	$(52.6)

Non-Vehicle Net Debt

We define Non-Vehicle Net Debt as total principal of long-term debt, including current maturities, less unrestricted cash. Our restricted cash is principally related to vehicle floor plan debt and is therefore not part of this calculation. Vehicle floor plan debt and finance lease obligations are not included in this measure. We believe that Non-Vehicle Net Debt is useful to investors and analysts as a measure of our financial position. We use Non-Vehicle Net Debt to monitor and compare our financial position from period to period.

A reconciliation of total long-term debt, including current maturities to Non-Vehicle Net Debt is provided below:

	As of Dec. 31, 2024	As of Dec. 31, 2023
Long-term debt, including current maturities (GAAP)	$251.1	$274.3
Add back: unamortized debt discount and issuance costs	16.3	27.5
Principal of long-term debt, including current maturities	267.4	301.8
Less: unrestricted cash	(85.3)	(58.9)
Non-Vehicle Net Debt (non-GAAP)	$182.1	$242.9

RumbleOn, Inc.
Non-GAAP Measures
(Unaudited)
($ in millions)

Adjusted SG&A

We define Adjusted SG&A as SG&A adjusted to deduct transaction costs, certain litigation expenses not associated with our ongoing operations, charges related to the 2023 proxy contest and reorganization of our Board of Directors, and other non-recurring costs, as these charges and expenses are not considered a part of our core business operations and are not necessarily an indicator of the ongoing run rate of our SG&A. Adjusted SG&A is a non-GAAP financial measure and should not be used as a replacement for SG&A reported in compliance with GAAP. Adjusted SG&A has certain limitations in that it does not represent the total SG&A for the period. Therefore, we think it is important to evaluate Adjusted SG&A along with SG&A and our overall statement of operations.

A reconciliation of SG&A to Adjusted SG&A is below:

	Fourth Quarter		Full Year
	2024	2023	2024	2023
SG&A (GAAP)	$64.2	$81.7	$275.4	$347.3
% of Gross Profit	95.1%	114.7%	87.6%	96.5%
Adjustments:
Lease expense associated with favorable related party leases in excess of contractual lease payments	(0.3)	(0.3)	(1.1)	(1.1)
Other non-recurring costs(1)	(1.6)	(0.6)	(4.2)	(2.7)
Personnel restructuring costs(2)	—	—	(0.1)	(5.3)
Charges related to proxy contest and Board of Directors reorganization	—	—	—	(5.1)
Adjusted SG&A (non-GAAP)	$62.3	$80.8	$270.0	$333.1
% of Gross Profit	92.3%	113.5%	85.9%	92.6%

(1) Other non-recurring costs, which include one-time expenses incurred. For the 2024 period, amount consisted primarily of litigation costs outside the Company's ongoing operations and costs for a canceled service contract. For the 2023 period, the balance was comprised primarily of integration costs and professional fees associated with acquisitions and a death benefit to the estate of a former Company officer and director.
(2) Severance and other charges associated with the separation of former executives.

RumbleOn, Inc.
Supplementary Data
(Unaudited)

Key Term Loan Credit Agreement Covenant Compliance Calculations as of December 31, 2024(1)

Consolidated Total Net Leverage Ratio		5.3x
Covenant	Maximum Allowed	9.5x

Consolidated Senior Secured Net Leverage Ratio		5.3x
Covenant	Maximum Allowed	9.0x
(1) Calculated in accordance with our credit agreement.